UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

Interpharm Holdings, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

75 Adams Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 952-0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 24, 2008, Interpharm Holdings, Inc. (the “Company”), its wholly owned subsidiary, Interpharm, Inc., and other Company subsidiaries, certain stockholders of the Company and Amneal Pharmaceuticals of New York, LLC, a Delaware limited liability company (“Amneal”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). A separate contract of sale was entered into with Kashiv, LLC, a Delaware limited liability company (“Kashiv”) relating to the sale of the real property located at 50 Horseblock Road, Yaphank, New York (the “Real Estate Contract”).

Taken together, the Asset Purchase Agreement and Real Estate Contract provide for the sale of substantially all of the assets of the Company and its subsidiaries (collectively, the “sellers”), for a purchase price of $68.5 million in cash (which amount is subject to certain adjustments, including reductions for the amounts of certain liabilities assumed by Amneal and the amount of reductions in inventory of the sellers between the dates of signing and closing of the Asset Purchase Agreement and increases for the face amount of receivables of the sellers which are assigned to Amneal) as well as certain adjustments and prorations under the Real Estate Contract. $3.5 million of the purchase price paid at closing will be placed in escrow with a bank for the purposes of securing the indemnification obligations of the Company and Interpharm Inc. under the Asset Purchase Agreement.

The assets that Amneal will not be purchasing (the “Excluded Assets”) are the rights of the sellers under certain contracts which Amneal may elect not to assume; certain receivables of the sellers; the sellers’ corporate minute books, stock ledgers, certificates of incorporation, bylaws, shareholders agreements, employee files and records, and related corporate documents and instruments; the shares of capital stock, limited liability company interests or other securities which any seller holds in any of its subsidiaries; the rights of each Seller in and to the names and logos for “Interpharm”, “Interpharm Holdings” and certain other names and logos and any other assets Amneal elects to exclude before the closing. For a period of three years from and after the closing, Amneal shall have a royalty free transferable license to use the names “Interpharm” and “Interpharm Holdings” and the related logos in connection with its seeking to obtain regulatory approval to market and sell the products marked by the sellers.

Under the Asset Purchase Agreement, commencing on April 24, 2008 and ending on April 30, 2008, Amneal has a period to conduct any and all legal, regulatory, financial, business, environmental and other investigations, evaluations and inspections regarding the assets, liabilities, prospects, vendors, customers, employees, operations and affairs of the sellers, their business, their products and the sellers real property desired by Amneal. If Amneal is not satisfied, in its sole discretion, with the results of its due diligence, it may elect to terminate the Asset Purchase Agreement.

The closing of the Asset Purchase Agreement is subject to the satisfaction of certain conditions, including that the representations and warranties of the parties contained in the Asset Purchase Agreement and schedules thereto are true and correct in all material respects on the closing date, that there be no suits, actions or proceedings asserted, threatened or instituted in which it is sought to restrain or prohibit the transactions contemplated by the Asset Purchase Agreement, that applicable consents and approvals required to be obtained by the parties have been obtained and not withdrawn or suspended, the delivery of certain closing certificates from officers of the sellers, the delivery by counsel to the sellers of a legal opinion in form and substance satisfactory to Amneal, that there shall be no changes in the sellers’ assets or financial condition that have had or could be reasonably expected to have a Material Adverse Effect (as such term is defined), that all liens, other than permitted liens on the assets to be sold have been released or terminated, that the parties shall have entered into an escrow agreement regarding $3.5 million of the purchase price to secure the Company’s indemnification obligations under the agreement, that the information statement referred to in the last paragraph below shall have been filed with the Securities and Exchange Commission (the “SEC”) and disseminated to stockholders of the Company and certain other conditions.

In connection with the Asset Purchase Agreement, on April 24, 2008 Amneal and Interpharm Inc. entered into a Loan and Security (the “Loan Agreement”) providing for Amneal to make an initial loan to Interpharm Inc. of $500,000 and up to 4 additional loans of $250,000 each on the last business day of each of the four weeks after the initial loan is made. Interest on the outstanding principal of the loans made pursuant to the Loan Agreement accrues at the rate of 6% per annum. The initial loan and all subsequent loans shall be repayable 90 days after the termination of the Asset Purchase; provided, however, that in the event of a closing under the Asset Purchase Agreement all outstanding loans shall be (i) deemed discharged and satisfied in full and (ii) credited against the purchase price due under the Asset Purchase Agreement.

The loans to be made under the Loan Agreement are secured by a security interest granted by Interpharm Inc. to Amneal in certain assets of Interpharm Inc. On April 24, 2008 Amneal entered into an Intercreditor Agreement with Wells Fargo Bank, National Association with respect to certain matters, including the indebtedness of Interpharm Inc. in respect of the loans and the security interest therefor.

The stockholders of the Company who are parties to the Asset Purchase Agreement include the holders of a majority of the issued and outstanding shares of the Common Stock, par value $0.01 per share, of the Company (“Common Stock”) and a majority of the shares of the Series A-1 Preferred Stock, par value $.01 per share (the “Series A-1 Preferred”) of the Company and all of the shares of Series D-1 Preferred Stock, par value $.01 per share (the “Series D-1 Preferred” and, together with the Series A-1 Preferred, the “Preferred Stock”). Such stockholders (collectively, the “Majority Stockholders”) executed the Asset Purchase Agreement only with respect to certain sections of the agreement.

The Majority Stockholders also have given their written consent to the adoption of the Asset Purchase Agreement, the Real Estate Contract and the transactions contemplated thereby in accordance with Section 228 of Delaware Law. The action by written consent is sufficient to approve the asset sale and the other transactions contemplated by the Asset Purchase Agreement and the Real Estate Contract without any further action or vote of the stockholders of the Company. The Company intends to file with the SEC a preliminary information statement, and after addressing any comments of the staff of the SEC on such information statement, file with the SEC and disseminate to the Company’s stockholders a definitive information statement regarding the approval by the Majority Stockholders of Asset Purchase Agreement, the Real Estate Contract and other matters contemplated thereby. Under rules promulgated by the SEC, such definitive information statement must be filed and disseminated to the Company’s stockholders at least 20 days before the closing of the asset sale.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

April 24, 2008	By:	/s/ Peter Giallorenzo
Peter Giallorenzo Chief Financial Officer and Chief Operating Officer